Exhibit 99.2

HDV HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$33,362,792
Cash required to be segregated under federal or other regulations	845,469
Accrued commissions and advisory fees receivable	15,586,359
Accounts receivable	4,649,596
Taxes receivable	1,119,773
Prepaids, deposits and other	1,925,986
Total current assets	57,489,975
Noncurrent assets:
Deferred financing costs, net	2,392,378
Property, equipment and leasehold improvements, net	5,997,906
Goodwill and intangible assets, net	173,825,555
Other noncurrent assets	508,369
Total noncurrent assets	182,724,208
Total assets	$240,214,183
LIABILITIES AND SHAREHOLDER'S INVESTMENT
Current liabilities:
Accrued commissions and advisory fees payable	$15,576,454
Unearned income	5,182,759
Amounts due on clearing transactions	845,469
Accounts payable and accrued liabilities	3,535,531
Total current liabilities	25,140,213
Noncurrent liabilities:
Deferred tax liability, net	19,170,354
Debt	231,200,000
Other noncurrent liabilities	3,571,945
Total noncurrent liabilities	253,942,299
Total liabilities	279,082,512
Shareholder's investment:
Common stock, $0.01 par value. Authorized 1,000 shares; issued and outstanding 990 shares	10
Additional paid-in capital	93,593,462
Accumulated deficit	(132,461,801)
Total shareholder's investment	(38,868,329)
Total liabilities and shareholder's investment	$240,214,183
See accompanying notes to Unaudited Condensed Consolidated Financial Statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,
	2015	2014
Revenue:
Commissions	$115,452,666	$113,257,025
Portfolio management fees	97,860,510	88,588,290
Asset based fees	14,647,971	14,613,682
Advisor fees	6,476,694	6,021,209
Client fees	2,693,967	2,681,181
Other revenue	474,336	640,455
Total revenue	237,606,144	225,801,842
Expenses:
Commissions and portfolio management fees	163,469,218	153,966,187
Salaries and benefits	23,027,243	22,298,815
Clearing and brokerage fees	3,392,471	3,713,087
Regulatory fees	2,875,493	2,793,415
Professional fees, contract and temporary labor	3,245,313	2,925,489
Occupancy and equipment	3,801,337	3,064,686
Data and processing fees	761,644	762,249
General and administrative	5,387,460	5,036,203
Claims, litigation and other losses, net of recoveries	995,363	801,824
Depreciation and amortization	6,052,430	5,876,996
Interest expense	11,573,571	9,415,124
Other expenses	5,949,580	1,626,573
Total expenses	230,531,123	212,280,648
Net income before income taxes	7,075,021	13,521,194
Income tax expense	2,639,240	5,669,181
Net income	$4,435,781	$7,852,013
See accompanying notes to Unaudited Condensed Consolidated Financial Statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$4,435,781	$7,852,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,783,332	1,399,161
Amortization of intangibles	4,269,098	4,477,835
Amortization of deferred financing costs	391,163	493,045
Loss on write-off of deferred finance charges	2,553,418	—
Deferred income taxes	(1,321,134)	(1,873,957)
(Increase) decrease in operating assets:
Cash required to be segregated under federal or other regulations	2,166,834	(832,426)
Accrued commissions and advisory fees receivable	645,430	(888,175)
Accounts receivable	58,036	(345,838)
Prepaids, deposits, other current assets and other noncurrent assets	1,496,847	1,316,809
Increase (decrease) in operating liabilities:
Accrued commissions and advisory fees payable	(1,055,093)	1,200,483
Unearned income	2,005,147	1,317,564
Amounts due on clearing transactions	(2,166,834)	832,426
Taxes payable	384,452	371,138
Accounts payable, accrued liabilities, and other noncurrent liabilities	(2,395,292)	(348,052)
Total adjustments	8,815,404	7,120,013
Net cash provided by operating activities	13,251,185	14,972,026
Cash flows from investing activity:
Capital expenditures	(1,227,104)	(3,768,729)
Net cash used in investing activity	(1,227,104)	(3,768,729)
Cash flows from financing activities:
Repayments on debt	(157,275,000)	(17,012,500)
Issuance of debt	232,000,000	—
Payment of financing costs	(2,626,455)	—
Dividend returned (paid), net	(74,885,040)	18,521
Purchase of treasury stock	(140,826)	(666,426)
Net cash used in financing activities	(2,927,321)	(17,660,405)
Net change in cash and cash equivalents	9,096,760	(6,457,108)
Cash and cash equivalents, beginning of period	24,266,032	28,580,342
Cash and cash equivalents, end of period	$33,362,792	$22,123,234
Cash paid for:
Income taxes	$3,590,202	$7,176,599
Interest	$9,211,815	$10,104,830
See accompanying notes to Unaudited Condensed Consolidated Financial Statements.

HDV HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1: Organization and Basis of Presentation
HDV Holdings, Inc. (the Company), located in Irving, Texas, was formed on June 17, 2011 as a Delaware corporation. The Company owns all of the outstanding shares of common stock of H.D. Vest, Inc. and subsidiaries. The Company is a wholly owned subsidiary of HDV Holdings, LLC.
H.D. Vest, Inc. serves as a holding company for various financial services subsidiaries. Through these wholly owned subsidiaries, the Company provides financial services that are designed to assist in making independent tax and accounting professionals financial service centers for their clients.
H.D. Vest Investment Securities, Inc. (HDVIS), a wholly owned subsidiary of H.D. Vest, Inc., was incorporated in April 1983 as a Texas corporation. HDVIS is a securities broker‑dealer firm registered with the Securities and Exchange Commission (SEC). HDVIS is a member of the Financial Industry Regulatory Authority (FINRA), the Securities Industry and Financial Markets Association, and the Securities Investor Protection Corporation. HDVIS clears security transactions through First Clearing LLC (FCLLC), on a fully disclosed basis. Accordingly, HDVIS operates under the exemptive provisions of SEC Rules 15c3‑3(k)(2)(i) and 3(k)(2)(ii).
H.D. Vest Advisory Services, Inc. (HDVAS), a wholly owned subsidiary of H.D. Vest, Inc., was incorporated in 1987 as a Texas corporation. HDVAS is registered as an investment advisor with the SEC.
H.D. Vest Insurance Agency, LLC, a wholly owned subsidiary of H.D. Vest, Inc., was formed in Texas in 2005. It is licensed by the state Department of Insurance in Texas and other states.
As of September 30, 2015, HDVIS and HDVAS comprise 60% and 24%, respectively, of total assets of the Company. For the nine months ended September 30, 2015, HDVIS and HDVAS comprise 55% and 41%, respectively, of total revenues of the Company. For the nine months ended September 30, 2014, HDVIS and HDVAS comprise 56% and 39%, respectively, of total revenues of the Company.
Note 2: Summary of Significant Accounting Policies
Use of estimates: The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Principles of consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Cash and cash equivalents: Included in cash and cash equivalents are cash balances and highly liquid investments with an original maturity of three months or less. These cash equivalents are considered to be Level 1 investments.
Cash required to be segregated under federal or other regulations: Cash segregated in a special bank account for the exclusive benefit of customers under Rule 15c3-3 of the SEC was $845,469 as of September 30, 2015.
Fair values of assets and liabilities: The Company applies the provisions of Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (ASC 820), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires the disclosure of the inputs used to develop the fair value of all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.
ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that most observable inputs be used when available. Observable inputs are used by the market participants in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In instances where the determination of the fair value measurement is based on inputs from more than one level of the fair value hierarchy, the entire fair value measurement is classified based on the lowest level input that is significant to the fair value measurement in its entirety.
The hierarchy is measured in three levels based on the reliability of inputs:

•	Level 1 - Valuations based on quoted prices in active markets for identical assets as of the reporting date.

•	Level 2 - Valuations based on pricing inputs that are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date.

•
Level 3 - Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

As of September 30, 2015, the carrying amounts for cash and cash equivalents, cash required to be segregated under federal or other regulations, accrued commissions and advisory fees receivable, accounts receivable, taxes receivable, accrued commissions and advisory fees payable, amounts due on clearing transactions, and accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments and are therefore considered Level 1 assets and liabilities. Also see note 6 regarding the Company’s debt and its fair value.
Accrued commissions and advisory fees receivable: Commissions, including trailers, which are earned but not yet paid are accrued by the Company. Accrued commissions are charged off at either 60 or 90 days depending on the product type.
Accounts receivable: The Company records a receivable for fees earned from providing contracted support and services in connection with client assets under third-party management, including mutual funds.
Prepaids, deposits and other: Prepaids, deposits and other consist primarily of the deferral of annual regulatory license renewal fees which are recognized on a straight line basis over the course of the license year.
Deferred financing costs and amortization: Legal fees and other costs incurred to obtain debt financing are capitalized and amortized over the terms of the related debt using the straight-line method, which approximates the effective interest method. Deferred financing costs are recorded net of accumulated amortization. The accumulated amortization was $253,323 as of September 30, 2015. In 2015, previously deferred financing costs were written off as a result of the retirement of the related debt resulting in a loss of $2,553,418 which is included in other expense in the consolidated statement of operations. See note 6.
Property, equipment and leasehold improvements: Property, equipment and leasehold improvements are recorded at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is recognized on a straight-line basis using estimated useful lives, which generally range from 3 to 10 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the improvement or the remaining term of the lease.
Goodwill: Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually, at September 30, and when a triggering event occurs between annual impairment tests. When assessing goodwill and intangible assets with indefinite lives for potential impairment, management considers whether the value of the asset has been impaired, by evaluating if various factors (including current operating results, anticipated future results and cash flows, and relevant market and economic conditions) indicate a possible impairment and, if appropriate, compares the carrying amount of the asset to its fair value.
An entity may elect to first assess relevant qualitative factors in order to determine whether it is necessary to perform the two-step quantitative goodwill impairment test otherwise required under ASC 350. In effect, there is no need to calculate the fair value of a reporting unit in connection with the goodwill impairment test unless the entity determines, based on the qualitative assessment, that it is more likely than not that the reporting unit’s fair value is less than its carrying amount.

An entity may make a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset, other than goodwill, is impaired. If an entity concludes, based on an evaluation of all relevant qualitative factors, that it is not more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, it will not be required to perform the quantitative impairment for that asset.
No impairment loss was recorded during the nine months ended September 30, 2015 and 2014 for goodwill or intangible assets with indefinite lives.
Amounts due on clearing transactions: The Company remits customer funds on certain clearing transactions on a settlement-date basis rather than on a trade-date basis. Under the settlement-date basis of the remittance, the Company holds customer funds from the trade date until the time at which the trades are cleared by the product sponsor (not to exceed three business days).
Income taxes: The Company files a consolidated federal income tax return for its subsidiaries. The Company also files combined state income tax returns in certain states. The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period and includes income tax expense related to the Company’s uncertain tax positions, if any. The Company determines deferred income taxes using the balance sheet method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and recognizes enacted changes in tax rates and laws in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not. A tax position that meets the “more-likely-than-not” recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest and penalties are recognized as a component of other expense.
Commitments and contingencies: Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.
Revenue recognition: Commission revenue and related commission expense are recognized on a trade-date basis. Trailers (12b-1 funds which are included in commission revenue) are earned on investments held, on a continuous basis, with product sponsors. Each month, trailers are accrued on investments held within the month. The corresponding commission expense related to these trailers is recognized on the same basis.
Portfolio management fees are generally received quarterly based on total assets managed in accordance with the investment advisory agreement but are recognized as earned on a pro rata basis over the term of the contract. All related portfolio management fees payable are recognized on the same basis.
Other comprehensive income: For the nine months ended September 30, 2015 and 2014, the Company had no items of other comprehensive income.
Recent accounting pronouncements: The FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, in May 2014. ASU 2014-09 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should also disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for annual reporting periods beginning after December 15, 2017. The Company will implement the provisions of ASU 2014-09 as of December 31, 2018. The Company has not yet determined the impact of the new standard on its current policies for revenue recognition.
Note 3: Dividends
During the nine months ended September 30, 2015, the Company declared and paid a dividend of $75,000,000, and previously paid dividends of $114,960 were forfeited and returned to the Company. During the nine months ended September 30, 2014, the Company did not declare or pay any dividends, and previously paid dividends of $18,521 were forfeited and returned to the Company.

Note 4: Treasury Stock
The Company purchased 2 shares of common stock for $140,826 during the nine months ended September 30, 2015. The Company purchased 7 shares of common stock for $666,426 during the nine months ended September 30, 2014. The treasury stock is held at cost and the balance is reflected in additional paid-in capital in the accompanying balance sheet.
Note 5: Commitments and Contingencies
Lease obligations: Except for contractual repayments, there have been no material changes during the nine months ended September 30, 2015 to the lease obligations specified in note 9 of the Company’s consolidated financial statements for the year ended December 31, 2014.
Litigation: In the normal course of business, there are various lawsuits, claims, and contingencies pending against the Company, including governmental and self-regulatory organization inquiries, investigations and proceedings. In accordance with ASC 450, Contingencies, the Company has established provisions for estimated losses from pending lawsuits, claims, investigations and proceedings. Although the ultimate outcome of the various matters cannot be ascertained at this point, it is the opinion of management, after consultation with counsel, that the resolution of the foregoing matters will not have a material adverse effect on the financial position of the Company, taken as a whole. Such resolution may, however, have a material effect on the results of operations or cash flows in any future period, depending on the level of income for such period. Claims and litigation costs are presented net of insurance recoveries.

Other contingencies: Some contracts that the Company enters into in the normal course of business include indemnification provisions that obligate the Company to make payments to the counterparty or others if certain events occur. These contingencies generally relate to changes in the value of underlying assets, liabilities, or equity securities or upon the occurrence of events, such as an adverse litigation judgment or an adverse interpretation of the tax law. The indemnification clauses are often standard contractual terms and were entered into in the normal course of business based on an assessment that the risk of loss would be remote. Since there are no stated or notional amounts included in the indemnification clauses and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur, the Company is not able to estimate the maximum potential amount of future payments under these indemnification clauses. There are no amounts reflected in the consolidated statement of financial condition as of September 30, 2015 related to these indemnification clauses.
Note 6: Debt
Debt at September 30, 2015 consists of the following:

Term loan commitment ($160,000,000 principal)
Interest at a base rate plus an applicable margin determined by the agreement (5.75%)
Payable quarterly
Guaranteed and secured by certain assets of affiliates, principal due September 17, 2020	$159,200,000
Term loan commitment ($72,000,000 principal)
Interest at a base rate plus an applicable margin determined by the agreement (9.25%)
Payable quarterly
Guaranteed and secured by certain assets of affiliates, principal due March 17, 2021	72,000,000
Total long-term debt	$231,200,000
In 2015, the Company retired debt and entered into new term loan commitments, as detailed in the table above. Proceeds from debt issued in 2015 were used, in part, to retire the debt outstanding at December 31, 2014.
In 2013, the Company entered into a Revolving Credit agreement with a third party that permitted the Company to borrow through December 18, 2018 up to $15,000,000, bearing interest at a base rate plus an applicable margin determined by the agreement. The Company was required to pay an annual commitment fee of 1/2 of 1% on the unused portion of the commitment. This facility was amended in March 2015. Under the amended facility, the Company is permitted to borrow through September 17, 2020 up to $15,000,000, with the same interest rate and annual commitment fee terms. At September 30, 2015, the Company had $15,000,000 available under this facility.

The debt agreements contain various restrictions including those on working capital, assets under management, equity contributions, indebtedness, liens, acquisitions, and dispositions. At September 30, 2015, the Company was in compliance with all debt covenants.
Aggregate scheduled principal maturities of debt for each of the next five years are as follows:

Year ending December 31:
2015	$400,000
2016	1,600,000
2017	1,600,000
2018	1,600,000
2019	1,600,000
2020 and thereafter	224,400,000
$231,200,000
Management considers the book value of the Company's debt to approximate its fair value at September 30, 2015 based on market rates available for debt with similar terms and risk.